As filed with the Securities and Exchange Commission on July 11, 2001

Registration No. 333-66323

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCHUFF INTERNATIONAL, INC.
(formerly Schuff Steel Company)
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	(Application in process) (I.R.S. Employer Identification No.)

1841 West Buchanan Street, Phoenix, Arizona 85009
(Address of Principal Executive Office) (Zip Code)

SCHUFF INTERNATIONAL, INC.
1997 STOCK OPTION PLAN
(AMENDED AND RESTATED AS OF APRIL 24, 1998)
(Full title of plan)

Scott A. Schuff
President and Chief Executive Officer
SCHUFF INTERNATIONAL, INC.
1841 West Buchanan Street
Phoenix, Arizona 85009
(Name and address of agent for service)

(602) 252-7787
(Telephone number, including area code, of agent for service)

     This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the adoption by Schuff Steel Company, a Delaware corporation, of a holding company form of organizational structure. The holding company organizational structure was implemented by the merger of Schuff Merger Company, a Delaware corporation, with and into Schuff Steel Company, which was the surviving corporation, in accordance with Section 251(g) of the Delaware General Corporation Law. In the merger, which was consummated at 5:00 p.m., local time, on June 29, 2001, each share of capital stock of Schuff Steel Company issued and outstanding or held in its treasury was converted into one share of capital stock of Schuff International, Inc., a Delaware corporation, a holding company organized for the purpose of implementing the holding company organizational structure. As a result of the merger, Schuff International, Inc. became the holding company for Schuff Steel Company’s operating subsidiaries and Schuff Steel Company became a direct wholly-owned subsidiary of Schuff International, Inc.

     In accordance with Rule 414, Schuff International, Inc., as the successor issuer, hereby expressly adopts this registration statement, as well as the stock option plan to which it relates, of Schuff Steel Company as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

     The registration fees were paid at the time of the original filing of this registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 11, 2001.

SCHUFF INTERNATIONAL, INC., a Delaware corporation

By: /s/ David A. Schuff _______________________ David A. Schuff Its: Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ David A. Schuff David A. Schuff	Chairman of the Board of Directors	July 11, 2001

/s/ Scott A. Schuff Scott A. Schuff	President, Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2001

/s/ Michael R. Hill Michael R. Hill	Vice President and Chief Financial Officer, Director (Principal Financial and Accounting Officer)	July 11, 2001

Edward M. Carson	Director	July , 2001

/s/ Dennis DeConcini Dennis DeConcini	Director	July 11, 2001

/s/ H. Wilson Sundt H. Wilson Sundt	Director	July 11, 2001

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